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                                     OPTION

      HOWELL FARMS, INC., a South Dakota family farm corporation of Volga, SD, hereinafter referred to as "Seller," hereby acknowledges receipt of the cash sum of One Thousand and no/100 ($1,000.00) Dollars from AREA DEVELOPMENT CORPORATION, a corporation of Brookings, SD, hereinafter referred to as "Buyer."

      For and in consideration of the aforesaid payment, Seller hereby gives and grants to Buyer the exclusive Option to purchase for the price and on the terms and conditions hereinafter set forth the real property of the Seller situated and located south of the railroad right of way in

            The Northwest One-Fourth (NW 1/4) of Section Twenty-four (24), Township One Hundred Ten (110) North, Range Fifty-one (51) West of the Fifth Principal Meridian, County of Brookings, State of South Dakota

of which there is one hundred seven (107) acres of real property, more or less, available and\or the subject of this Option.

      1. The full purchase price of the real property upon which this Option shall apply is Three Thousand Five Hundred and no/100 ($3,500.00) Dollars per acre. A minimum of Five Hundred and no/100 ($500.00) Dollars of the aforesaid purchase price per acre will be reinvested by Seller in equity shares of Buyer's assignee, which will be the SOUTH DAKOTA SOYBEAN PROCESSORS or such other organization who will utilize the real property as required in paragraph 5 below. The cost of the equity shares for the Seller herein will remain at $2.25 per Unit of equity participation throughout the full term of this Option.

      2. This Option may be exercised by written notice of such exercise delivered to Seller at its post office address at Volga, SD, provided that same is delivered or posted within or prior to one year from the date hereof or prior to the expiration of any extended period as Seller shall grant in the extended Option term hereinafter provided.

      3. The Notice of Exercise shall identify the number of acres that Buyer or its assignee desires to purchase, it being understood that the first option exercised will be for a tract of land approximating 45 acres.

      4. All real property to be sold pursuant to this Option or any extension hereof shall be sold in rectangular tracts starting from the northern most boundary of Seller's real property with the southern boundary to be one straight line running from the western boundary to the eastern boundary of Seller's real property and parallel to the northern section line of said real property and situated to accommodate and include the number of acres upon which this Option is exercised from time to time.

      5. An essential part of this Option is that upon exercise of the Option the sole usage of the real property by any assignee of the Buyer shall be for the construction, maintenance and operation of a soybean processing plant and related auxiliary industries.

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      6.    In the event Buyer exercises this Option upon any real property that has planted but unharvested crops thereon, Buyer will, in addition to the purchase price set forth above, pay Seller the full value of such growing crop or, in the alternative, grant Seller reasonable time to harvest the growing crops when same are mature and suitable to be harvested.

      7. Seller shall convey to Buyer or its assignee good and merchantable title to the property herein described. Upon notice of exercise of option, Seller will cause to be delivered unto Buyer evidence of good and merchantable title in the form of a standard form Title Insurance Commitment policy issued by a qualified title insuror with the conveyance of title and transfer of possession to Buyer or its assignee within thirty (30) days after exercise of the Option. The Seller's sole cost and expense will be one-half of the cost of the Title Insurance. Buyer, or its assignee, will pay all other costs of closing, including one-half of the Title Insurance, transfer tax, deeds of conveyance, surveying and all other associated costs and expenses to accomplish and facilitate the transfer of real property contemplated herein.

      8. Ad valorem taxes against the real property for the year in which the sale is consummated, whether or not a lien, and whether or not assessed, shall be allocated and paid by the Seller if a crop is removed from the subject real property during the year for which the taxes apply or, in the alternative, shall be paid by the Buyer in the event Seller does not receive a crop for the year in which the option is exercised.

      9. In the event this Option is exercised as to a second tract of land and in the event the total acres upon which the first and any ensuing exercise of Options results in the transfer of a cumulative total of 60 acres or more, then and in such event the cumulative total of 60 acres or more, then and in such event the Exercise of Option will obligatee the Buyer, or its assignee, to purchase all of the real property owned by the Seller within the real property tract first described above.

      10. On or before the annual anniversary date of this Option for a period of ten (10) years from and after one (1) year from the date hereof, upon the payment of the cash sum of One Thousand and no/100 ($1,000.00) Dollars from Buyer to Seller, Seller will extend this Option for each year within the ten-year period that the option cost is paid by the Buyer herein.

      11. This extended option in paragraph 10 above shall be assigned, and the cost thereof paid, by the assignee of Buyer who actually becomes the owner of the tract of real property conveyed by the initial exercise of Option. Upon this Assignment, the initial Buyer herein, AREA DEVELOPMENT CORPORATION, of Brookings, South Dakota, will be forthwith relieved of any liability or obligation as a result of this option.

      12. All rights of the Buyer hereunder are assignable but written notice of any assignment by Buyer and of each subsequent assignment to take title shall be given in writing to Seller at the address of Seller at Volga, SD.

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      Dated this 8th day of September, 1994, at Volga, South Dakota.

                                                HOWELL FARMS, INC.


      (seal)                                    By: /s/ Dale M. Howell
                                                    ----------------------------
                                                    Its President
                                                        ------------------------



STATE OF SOUTH DAKOTA   )
                        )  ss.
COUNTY OF BROOKINGS     )

      On this the 8th day of September, 1994, before me, the undersigned officer, personally appeared Dale M. Howell, who acknowledged himself to be the President of HOWELL FARMS, INC., a corporation, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

      IN WITNESS WHEREOF I hereunto set my hand and official seal.

                                                   /s/ Judy A. Voelher (seal)
                                                --------------------------------
                                                Notary Public - South Dakota

My commission expires:

November 2, 2000


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                               EXTENSION OF OPTION

      Howell Farms, Inc. and the South Dakota Soybean Processors made and entered into an Option dated September 8, 1994, with respect to the following described real property:

      The Northwest One-fourth (NW1/4) of Section Twenty-four (24), Township One Hundred Ten (110) North, Range Fifty-one (51) West of the Fifth Principal Meridian, County of Brookings, State of South Dakota, except the South Dakota Soybean Processors' Tract 1.

      Subsequent to execution of the Option, the parties caused a portion of the above described real property to be platted as South Dakota Soybean Processors' Tract 2, with Tract 2 being transferred to the South Dakota Soybean Processors. Thus, the Option currently applies to the following described real property:

      The Northwest One-fourth (NWl/4) of Section Twenty-four (24), Township One Hundred Ten (110) North, Range Fifty-one (51) West of the Fifth Principal Meridian, County of Brookings, State of South Dakota, except the South Dakota Soybean Processors' Tracts One and 2.

      Howell Farms, Inc. acknowledges receipt of the sum of One Thousand and No/ 100 Dollars ($1,000.00) from the South Dakota Soybean Processors in consideration of the extension of the Option from September 8, 2001, to September 8, 2002.

                                          HOWELL FARMS, INC.


                                          By     /s/ Craig Howell
                                             ---------------------------------
                                                Craig Howell, President

(CORPORATE SEAL)



STATE OF SOUTH DAKOTA   )
                        : SS
COUNTY OF BROOKINGS     )

      On this the 13th day of September, in the year 2001, before me personally appeared Craig Howell, known to me to be the President of Howell Farms, Inc., the corporation that is described in and that executed the within instrument, and acknowledged to me that such corporation executed the same.


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      IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                   /s/ Alan J. Glow
                                          ------------------------------------
                                          Notary Public - South Dakota

This document prepared by:

James M. Wiederrich
Woods, Fuller, Shultz & Smith P.C.
300 South Phillips Ave., Suite 300
Post Office Box 5027
Sioux Falls, South Dakota 57117-5027
605-336-3890